Rogers Corporation Reports Third Quarter 2021 Results

Chandler, Arizona, November 2, 2021: Rogers Corporation (NYSE:ROG) today announced financial results for the third quarter of 2021.

“Rogers’ strong position in the burgeoning EV/HEV markets was again evident in our third quarter results, despite some near-term supply chain challenges,” stated Bruce D. Hoechner, Rogers' President and CEO. “The underlying, long-term strength of the EV/HEV and ADAS markets coupled with broad customer enthusiasm for our materials solutions bolsters the opportunity we see to double our revenues over the next five years. In addition, we are very pleased with DuPont’s proposed acquisition of Rogers, which was announced earlier today. The planned combination of DuPont and Rogers is a natural fit that can help accelerate our long-term growth in EV/HEV, ADAS and other key markets. We appreciate the commitment of our employees, the trust of our customers, the constancy of our suppliers, and the support of the communities in which we operate, all working together to achieve shared success.”

Financial Overview

GAAP Results	Q3 2021	Q2 2021	Q3 2020
Net Sales ($M)	$238.3	$234.9	$201.9
Gross Margin	38.5%	38.2%	37.4%
Operating Margin	14.2%	15.2%	4.4%
Net Income ($M)	$25.1	$28.7	$7.0
Net Income Margin	10.5%	12.2%	3.5%
Diluted Earnings Per Share	$1.33	$1.52	$0.37
Net Cash Provided by Operating Activities	$39.9	$29.7	$58.7

Non-GAAP Results[1]	Q3 2021	Q2 2021	Q3 2020
Adjusted Operating Margin	17.2%	17.4%	17.3%
Adjusted Net Income ($M)	$30.9	$32.5	$27.1
Adjusted Earnings Per Diluted Share	$1.64	$1.72	$1.45
Adjusted EBITDA ($M)	$54.2	$55.8	$47.9
Adjusted EBITDA Margin	22.7%	23.8%	23.7%
Free Cash Flow ($M)	$17.9	$11.9	$47.9

Net Sales by Operating Segment (dollars in millions)	Q3 2021	Q2 2021	Q3 2020
Advanced Electronics Solutions (AES)[2]	$135.0	$140.4	$111.6
Elastomeric Material Solutions (EMS)	$98.0	$89.3	$86.4
Other	$5.3	$5.1	$3.9

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below
2 - The AES business segment was formed in the first quarter of 2021 through the combination of the Advanced Connectivity Solutions (ACS) and Power Electronics Solutions (PES) businesses. Prior period consolidated financial statements have been reclassified to conform to the current year presentation.

Q3 2021 Summary of Results

Net sales of $238.3 million increased 1.4% versus the prior quarter from record sales in the EMS business unit. EMS net sales increased by 9.6% and revenues increased in all markets, led by EV/HEV and portable electronics. AES net sales decreased by 3.9% due to lower revenues for ADAS applications, primarily due to the impact of chip shortages on customer demand. This decline was partially offset by higher EV/HEV, clean energy and aerospace and defense sales. Currency exchange rates unfavorably impacted total company net sales in the third quarter of 2021 by $0.4 million compared to prior quarter net sales.

Gross margin was 38.5%, compared to 38.2% in the prior quarter. The increase in gross margin was primarily due to commercial actions to address rising input costs and higher volumes, partially offset by the continued impact of supply constraints on raw material and labor availability.

Selling, general and administrative (SG&A) expenses increased by $2.9 million from the prior quarter to $47.9 million. The increase in SG&A expense was primarily due to one-time costs for strategic growth initiatives.

GAAP operating margin of 14.2% decreased by 100 basis points from the prior quarter primarily due to higher SG&A and restructuring charges, partially offset by the improvement in gross margin. Adjusted operating margin of 17.2% decreased by 20 basis points versus the prior quarter.

GAAP earnings per diluted share were $1.33, compared to earnings per diluted share of $1.52 in the previous quarter. The decrease in GAAP earnings resulted from a decline in operating income, an increase in other expense and higher tax expense. On an adjusted basis, earnings were $1.64 per diluted share compared to adjusted earnings of $1.72 per diluted share in the prior quarter.

Ending cash and cash equivalents were $220.9 million, an increase of $17.0 million versus the prior quarter. Net cash provided by operating activities of $39.9 million was offset by capital expenditures of $22.0 million. The Company generated free cash flow of approximately $17.9 million in the third quarter of 2021.

Transaction with DuPont
In a separate press release issued today, Rogers announced that it has entered into a definitive merger agreement to be acquired by DuPont for $277 per share in cash, implying a purchase price of approximately $5.2 billion. The press release announcing the transaction is available on the Investor Relations section of Rogers' website. The transaction is expected to close in the second quarter of 2022, subject to customary closing conditions, including approval by Rogers’ shareholders and receipt of regulatory approvals.

Cancellation of Earnings Conference Call
As a result of the announced transaction with DuPont, Rogers has canceled its earnings conference call previously scheduled for November 4, 2021. Additionally, Rogers will not provide financial guidance for the fourth quarter of 2021.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Additional Information and Where to Find It
This communication does not constitute a solicitation of any vote or approval. Rogers intends to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a definitive proxy statement in connection with the proposed transaction with DuPont. ROGERS’ STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROGERS AND THE PROPOSED MERGER. Investors and stockholders may obtain a free copy of the proxy statement and other documents filed with the SEC (when they became available) from the SEC’s website at www.sec.gov or by accessing the Rogers’ website at https://rogerscorp.com/investors.

Certain Information Concerning Participants
Rogers and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Rogers’ stockholders with respect to the proposed transaction with DuPont. Information about Rogers’ directors and executive officers is set forth in Rogers’ definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021. These documents may be obtained as indicated above. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Rogers and its respective directors and executive officers in the proposed transaction by reading the definitive proxy statement that Rogers intends to file with the SEC when it becomes available.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements, which concern the planned acquisition of Rogers by DuPont (the “DuPont Merger”), our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Rogers’ actual future results may differ materially from Rogers’ current expectations due to the risks and uncertainties inherent in its business and risks relating to the DuPont Merger. These risks include, but are not limited to: uncertainties as to the timing and structure of the DuPont Merger; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the DuPont Merger; the risk that management’s time and attention is diverted on transaction related issues; the risk that Rogers is unable to retain key personnel; the effects of disruptions caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the DuPont Merger may result in significant costs of defense, indemnification and liability. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company or the DuPont Merger. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: http://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net sales	$238,263	$201,944	$702,434	$591,911
Cost of sales	146,609	126,426	431,448	380,794
Gross margin	91,654	75,518	270,986	211,117

Selling, general and administrative expenses	47,886	50,230	135,258	132,254
Research and development expenses	7,531	7,085	22,195	22,185
Restructuring and impairment charges	1,007	9,413	3,260	9,413
Other operating (income) expense, net	1,431	(4)	3,536	(96)
Operating income	33,799	8,794	106,737	47,361

Equity income in unconsolidated joint ventures	1,773	937	5,884	3,177
Pension settlement charges	(534)	—	(534)	(55)
Other income (expense), net	(469)	1,446	3,738	1,294
Interest expense, net	(441)	(3,553)	(1,452)	(6,539)
Income before income tax expense	34,128	7,624	114,373	45,238
Income tax expense	8,999	618	29,371	10,453
Net income	$25,129	$7,006	$85,002	$34,785

Basic earnings per share	$1.34	$0.37	$4.54	$1.86

Diluted earnings per share	$1.33	$0.37	$4.51	$1.86

Shares used in computing:
Basic earnings per share	18,740	18,688	18,727	18,678
Diluted earnings per share	18,874	18,713	18,831	18,695

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$220,901	$191,785
Accounts receivable, less allowance for doubtful accounts of $1,338 and $1,682	163,804	134,421
Contract assets	32,711	26,575
Inventories	118,216	102,360
Prepaid income taxes	2,527	2,960
Asbestos-related insurance receivables, current portion	2,986	2,986
Other current assets	13,420	13,088
Total current assets	554,565	474,175
Property, plant and equipment, net of accumulated depreciation of $367,244 and $365,844	294,190	272,378
Investments in unconsolidated joint ventures	15,415	15,248
Deferred income taxes	26,529	28,667
Goodwill	264,785	270,172
Other intangible assets, net of amortization	108,033	118,026
Pension assets	5,902	5,278
Asbestos-related insurance receivables, non-current portion	63,807	63,807
Other long-term assets	12,814	16,254
Total assets	$1,346,040	$1,264,005
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$54,818	$35,987
Accrued employee benefits and compensation	46,925	41,708
Accrued income taxes payable	7,071	8,558
Asbestos-related liabilities, current portion	3,615	3,615
Other accrued liabilities	25,813	21,641
Total current liabilities	138,242	111,509
Borrowings under revolving credit facility	—	25,000
Pension and other postretirement benefits liabilities	1,682	1,612
Asbestos-related liabilities, non-current portion	69,393	69,620
Non-current income tax	18,024	16,346
Deferred income taxes	7,710	8,375
Other long-term liabilities	11,728	10,788
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,729 and 18,677 shares issued and outstanding	18,729	18,677
Additional paid-in capital	159,867	147,961
Retained earnings	958,694	873,692
Accumulated other comprehensive loss	(38,029)	(19,575)
Total shareholders' equity	1,099,261	1,020,755
Total liabilities and shareholders' equity	$1,346,040	$1,264,005

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, such as acquisition and related integration costs, gains or losses on the sale or disposal of property, plant and equipment, pension settlement charges, restructuring, severance, impairment and other related costs, UTIS fire charges, and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, and discrete items divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2021		2020
Operating margin	Q3	Q2	Q3
GAAP operating margin	14.2%	15.2%	4.4%

Acquisition and related integration costs	0.4%	—%	0.1%
Gain on sale or disposal of property, plant and equipment	—%	(0.3)%	—%
Restructuring, severance, impairment and other related costs	0.7%	0.4%	5.3%
UTIS fire charges	0.6%	0.6%	—%
Total discrete items	1.7%	0.8%	5.3%
Operating margin adjusted for discrete items	15.9%	16.0%	9.7%

Acquisition intangible amortization	1.3%	1.3%	7.6%

Adjusted operating margin	17.2%	17.4%	17.3%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2021		2020
Net income	Q3	Q2	Q3
GAAP net income	$25.1	$28.7	$7.0

Acquisition and related integration costs	$1.0	$—	$0.1
Gain on sale or disposal of property, plant and equipment	$—	$(0.6)	$—
Pension settlement charges	$0.5	$—	$—
Restructuring, severance, impairment and other related costs	$1.7	$1.0	$10.7
Acquisition intangible amortization	$3.1	$3.1	$15.4
UTIS fire charges	$1.4	$1.5	$—
Income tax effect of non-GAAP adjustments and intangible amortization	$(2.0)	$(1.2)	$(6.1)
Adjusted net income	$30.9	$32.5	$27.1
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2021		2020
Earnings per diluted share	Q3	Q2	Q3
GAAP earnings per diluted share	$1.33	$1.52	$0.37

Acquisition and related integration costs	0.04	—	0.01
Gain on sale or disposal of property, plant and equipment	—	(0.02)	—
Pension settlement charges	0.02	—	—
Restructuring, severance, impairment and other related costs	0.07	0.04	0.43
UTIS fire charges	0.06	0.06	—
Total discrete items	$0.19	$0.08	$0.44

Earnings per diluted share adjusted for discrete items	$1.52	$1.60	$0.81

Acquisition intangible amortization	$0.12	$0.13	$0.64

Adjusted earnings per diluted share	$1.64	$1.72	$1.45
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2021		2020
(amounts in millions)	Q3	Q2	Q3
GAAP Net income	$25.1	$28.7	$7.0

Interest expense, net	0.4	0.4	3.6
Income tax expense	9.0	9.9	0.6
Depreciation	7.0	7.5	7.3
Amortization	3.1	3.1	15.4
Stock-based compensation expense	4.8	4.4	3.3
Acquisition and related integration costs	1.0	—	0.1
Gain on sale or disposal of property, plant and equipment	—	(0.6)	—
Pension settlement charges	0.5	—	—
Restructuring, severance, impairment and other related costs	1.8	0.9	10.6
UTIS fire charges	1.4	1.5	—
Adjusted EBITDA	$54.2	$55.8	$47.9
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2021		2020
	Q3	Q2	Q3
Adjusted EBITDA (in millions)	$54.2	$55.8	$47.9
Divided by Total Net Sales (in millions)	238.3	234.9	201.9
Adjusted EBITDA Margin	22.7%	23.8%	23.7%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow*:

	2021		2020
(amounts in millions)	Q3	Q2	Q3
Net cash provided by operating activities	$39.9	$29.7	$58.7
Non-acquisition capital expenditures	(22.0)	(17.8)	(10.8)
Free cash flow	$17.9	$11.9	$47.9
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2021 third quarter:

Guidance Q3 2021
GAAP earnings per diluted share	$1.50 - $1.65

Discrete items	$0.07

Acquisition intangible amortization	$0.13

Adjusted earnings per diluted share	$1.70 - $1.85

# # # #